Exhibit 99.1
SINA Reports Q3 2006 Financial Results

Shanghai, China— (PR Newswire)—November 2, 2006—SINA Corporation (Nasdaq: SINA), a leading online media company and mobile value-added service (MVAS) provider for China and for the global Chinese communities, today announced its unaudited financial results for the quarter ended September 30, 2006.
Q3 2006 Highlights
•	Net revenues increased 13% year-over-year to $56.1 million, exceeding the Company’s previous guidance of between $51.0 million and $54.0 million.

•	Advertising revenues increased 42% year-over-year to $32.7 million, exceeding the Company’s previous guidance of between $31.0 million and $32.0 million.

•	Non-advertising revenues declined 12% year-over-year to $23.4 million, exceeding the Company’s previous guidance of between $20.0 million and $22.0 million.

•	GAAP net income was $10.7 million, or $0.19 diluted net income per share.

•	Non-GAAP net income* was $14.6 million, or $0.25 non-GAAP diluted net income per share.
* Non-GAAP measures are described below and reconciled to the corresponding GAAP measures in the section below titled “Reconciliation of Non-GAAP to GAAP Results.”
“We are very pleased with another record revenue quarter for our advertising business, which grew 46% year over year in China and 42% worldwide. Our ability to leverage our brand strength, lead with broader and more superior content offerings and create innovative products has enabled us to grow our advertising business above 40% for the first nine months of 2006, compared to last year.” said Charles Chao, CEO of SINA. “On the mobile side, despite a much tougher operating environment, our team also showed solid execution as we managed to limit the decline of our MVAS revenues to 3% sequentially.”
Financial Results
For the third quarter of 2006, SINA reported net revenues of $56.1 million, compared to $49.6 million in the same period last year and $53.7 million last quarter.
Advertising revenues for the third quarter of 2006 totaled $32.7 million, representing a 42% increase from the same period last year and an 11% increase from last quarter. The growth in advertising revenues came primarily from the acquisition of new customers and, to a lesser extent, higher spending per advertiser. Advertising revenues in the third quarter of 2006 represented 58% of the Company’s total revenues, up from 46% for the same period last year and 55% for last quarter.
Non-advertising revenues for the third quarter of 2006 totaled $23.4 million, a 12% decrease from the same period last year and a 4% decrease from last quarter. Revenues from MVAS for the third quarter of 2006 were $21.8 million, representing a decline of 10% from the same period last year and a decline of 3% from last quarter. MVAS revenues for the third quarter of

2006 were higher than the Company’s original estimate primarily due to certain IVR promotions and initiatives with China Unicom. The Company expects the MVAS industry in China to continue to face a challenging and uncertain environment and, thus, expects further decline in its MVAS revenues in the future.
Gross margin for the third quarter of 2006 was 64%, down from 68% for the same period last year and up from 63% for last quarter. The advertising gross margin for the third quarter of 2006 was 65%, compared to 68% for the same period last year and 65% in the previous quarter. Advertising gross margin in the second and third quarters of 2006 included the impact of $0.4 million and $0.6 million in stock-based compensation, respectively, resulting from the adoption of Statement of Financial Accounting Standard No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”) starting January 1, 2006. Non-GAAP advertising gross margin for the third quarter of 2006 was 67%, compared to 66% in the previous quarter.
MVAS gross margin for the third quarter of 2006 was 62%, compared to 66% for the same period last year and 60% last quarter. The year-over-year decline in MVAS gross margin was primarily a result of increased content costs and transmission costs paid to mobile operators.
Operating expenses for the third quarter of 2006 amounted to $25.6 million. Non-GAAP operating expenses for the third quarter of 2006 were $23.0 million, a decline of 3% from the same period last year and a decline of 1% from the previous quarter. The decreases were mainly a result of lower marketing spending in the third quarter of 2006, partially offset by higher payroll-related expenditures and bad debt expenses. Compared to the previous quarter, bad debt expenses increased by $1.0 million primarily as a result of aging receivables from the mobile business.
Net income for the third quarter of 2006 was $10.7 million. Non-GAAP net income for the third quarter of 2006 was $14.6 million, an increase of 46% from the same period last year and 19% from the previous quarter. Non-GAAP diluted net income per share for the third quarter of 2006 was $0.25, compared to $0.17 in the same period last year and $0.21 last quarter.
As of September 30, 2006, SINA’s cash, cash equivalents and investments in marketable securities amounted to $345.3 million as compared to $312.5 million as of June 30, 2006. Cash flow from operating activities for the third quarter of 2006 was $27.7 million.
Business Outlook
The Company estimates its total revenues for the fourth quarter of 2006 to be between $53.0 million and $56.0 million, with advertising revenues to be between $34.0 million and $35.0 million and non-advertising revenues to be between $19.0 million and $21.0 million. Stock-based compensation for the fourth quarter of 2006 is expected to be approximately $2.4 million, which excludes any new shares that may be granted.
Conference Call
SINA will host a conference call at 8:00 p.m. Eastern Time today to present an overview of the

Company’s financial performance and business operations for the third quarter ended September 30, 2006. The dial-in number for the call is 617-847-3007. The pass code is 68414515. A live Webcast of the call will be available from 8:00 p.m. — 9:00 p.m. ET on Thursday, November 2, 2006 (9:00 a.m. — 10:00 a.m. Beijing Time on November 3, 2006). The call can be accessed through SINA’s corporate web site at http://corp.sina.com. The call will be archived for 12 months on SINA’s corporate web site at http://corp.sina.com. A replay of the conference call will be available through November 9, 2006 at midnight eastern time. The dial-in number is 617-801-6888. The pass code for the replay is 99922654.
Non-GAAP Measures
To supplement the unaudited consolidated financial statements presented in accordance with the United States Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures to evaluate its ongoing operations and for internal planning and forecasting purposes as well as to enhance the investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP diluted net income per share and non-GAAP advertising gross margin.
The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses (i) that are not expected to result in future cash payments or (ii) that are non-recurring in nature or may not be indicative of its core operating results and business outlook. In addition, because the Company has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the reporting of the Company’s financial results.
The Company’s reference to these measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Reconciliations of the Company’s non-GAAP measures to the nearest GAAP measures are set forth in the section below titled “Reconciliation of Non-GAAP to GAAP Results.”
The Company’s management believes excluding stock-based compensation from its non-GAAP financial measures is useful for itself and investors as such expense will not result in future cash payment and is otherwise unrelated to the Company’s core operating results. Non-GAAP measures that exclude stock-based compensation also enhance the comparability of results against prior periods.
The Company’s management believes excluding the non-cash amortization expense of intangible assets resulting from business acquisitions from its non-GAAP financial measures of operating expenses, income from operations and net income and excluding the non-cash amortization expense of intangible assets resulting from equity-method investments from its non-GAAP financial measure of net income are useful for itself and investors because they enable a more meaningful comparison of the Company’s cash performance between reporting periods. In addition, such charges will not result in cash settlement in the future.
The Company’s management believes excluding non-cash amortization expense of issuance cost relating to convertible bonds from its non-GAAP financial measure of net income is useful for itself and investors as such expense does not have any impact on cash earnings.
The Company’s management believes excluding gains and losses on the sale of a business and investments from its non-GAAP financial measure of net income is useful for itself and investors because such gains and losses are not indicative of the Company’s core operating results.
The Company’s management believes excluding gains and losses on investment from its non-GAAP financial measure of net income is useful for itself and investors because the Company does not typically invest in common stock of other companies. Therefore, these charges are otherwise unrelated to the Company’s ongoing business operations.
About SINA
SINA Corporation (NASDAQ: SINA) is a leading online media company and value-added information service (VAS) provider for China and for global Chinese communities. With a branded network of localized web sites targeting Greater China and overseas Chinese, SINA provides services through five major business lines including SINA.com (online news and content), SINA Mobile (mobile value-added services), SINA Online (community-based services and games), SINA.net (search and enterprise services) and SINA E-Commerce (online shopping). Together these provide an array of services including region-focused online portals, mobile value-added services, search and directory, interest-based and community-building channels, free and premium email, online games, virtual ISP, classified listings, fee-based services, e-commerce and enterprise e-solutions.
Safe Harbor Statements
This announcement contains forward-looking statements that relate to, among other things, SINA’s expected financial performance (as described without limitation in the “Business Outlook” section and in quotations from management in this press release) and SINA’s strategic and operational plans. SINA may also make forward-looking statements in the Company’s periodic reports to the U.S. Securities and Exchange Commission on Forms 10-K, 10-Q, 8-K, etc., in its annual report to shareholders, in its proxy statements, in its offering circulars and prospectuses, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. SINA assumes no obligation to update the forward-looking statements in this release and elsewhere. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SINA’s historical losses, its limited operating history, the uncertain regulatory landscape in the People’s Republic of China, the recent changes by China Mobile to its policies for MVAS (as described in the Company’s press release dated July 7, 2006), the Company’s ability to develop and market other usage-based SMS products, fluctuations in quarterly operating results, the Company’s reliance on MVAS and online advertising sales for a majority of its revenues, the Company’s reliance on mobile operators in China to provide MVAS, any failure to successfully develop and introduce new products and any failure to successfully integrate acquired businesses. Further information regarding these and other risks is included in SINA’s Annual Report on Form 10-K for the year ended December 31, 2005 and its recent quarterly reports on Form 10-Q, as well as in its other filings with the Securities and Exchange Commission.
Contact:
SINA Corporation
Chen Fu, (86-21) 62895678 ext. 6089
fuchen@staff.sina.com
or
The Ruth Group
Denise Roche, 646/536-7008
droche@theruthgroup.com

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollar in thousands, except per share data)

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2006	2005	2006	2006	2005

Net revenues:
Advertising	$32,697	$22,968	$29,454	$84,332	$59,989
Non-advertising	23,362	26,656	24,224	72,117	81,613

	56,059	49,624	53,678	156,449	141,602

Cost of revenues:
Advertising (a)	11,333	7,410	10,317	29,948	19,845
Non-advertising	8,715	8,670	9,343	27,805	25,504

	20,048	16,080	19,660	57,753	45,349

Gross profit	36,011	33,544	34,018	98,696	96,253

Operating expenses:
Sales and marketing (a)	12,210	15,735	13,497	37,512	37,937
Product development (a)	5,082	3,816	4,993	14,685	11,038
General and administrative (a)	7,832	4,210	7,427	20,416	13,985
Amortization of intangibles	468	602	469	1,405	2,684

	25,592	24,363	26,386	74,018	65,644

Income from operations	10,419	9,181	7,632	24,678	30,609

Non-operating income:
Interest and other income	2,156	1,698	2,012	6,108	4,794
Gain (loss) on sale of business and investments, net	(134)	1,487	2,006	1,660	1,487
Loss on investments, net	(270)	(1,458)	—	(270)	(2,740)
Loss on equity investments	(185)	(996)	(162)	(690)	(2,420)
Amortization of convertible debt issuance cost	(172)	(172)	(171)	(514)	(514)

	1,395	559	3,685	6,294	607

Income before income taxes	11,814	9,740	11,317	30,972	31,216
Provision for income taxes	(1,095)	(647)	(878)	(2,778)	(1,860)

Net income	$10,719	$9,093	$10,439	$28,194	$29,356

Basic net income per share	$0.20	$0.17	$0.19	$0.53	$0.56

Diluted net income per share	$0.19	$0.16	$0.18	$0.49	$0.51

Shares used in computing basic net income per share	53,690	53,099	53,554	53,561	52,214
Shares used in computing diluted net income per share	58,419	58,774	58,444	58,484	58,680

Net income used for diluted net income per share calculation:
Net income	$10,719	$9,093	$10,439	$28,194	$29,356
Amortization of convertible debt issuance cost	172	172	171	514	514

	$10,891	$9,265	$10,610	$28,708	$29,870

(a) Stock-based compensation included under SFAS 123R was as follows:

Cost of revenues — advertising	$568	$—	$350	$1,268	$—
Sales and marketing	531	—	353	1,145	—
Product development	606	—	377	1,317	—
General and administrative	1,001	—	1,943	3,515	—

	$2,706	$—	$3,023	$7,245	$—

SINA CORPORATION
RECONCILIATION OF NON-GAAP TO GAAP RESULTS
(U.S. Dollar in thousands, except per share data)

	Three months ended				Three months ended				Three months ended
	September 30, 2006				September 30, 2005				June 30, 2006
				Non-GAAP				Non-GAAP				Non-GAAP
	Actual	Adjustments		Results	Actual	Adjustments		Results	Actual	Adjustments		Results

		568	(a)							350	(a)

Gross profit	$36,011	$568		$36,579	$33,544	$—		$33,544	$34,018	$350		$34,368

		(2,138	)(a)							(2,673	)(a)
		(468	)(b)			(602	)(b)			(469	)(b)

Operating expenses	$25,592	$(2,606)		$22,986	$24,363	$(602)		$23,761	$26,386	$(3,142)		$23,244

		2,706	(a)							3,023	(a)
		468	(b)			602	(b)			469	(b)

Income from operations	$10,419	$3,174		$13,593	$9,181	$602		$9,783	$7,632	$3,492		$11,124

		2,706	(a)
		468	(b)			602	(b)			3,023	(a)
		172	(c)			172	(c)			469	(b)
		134	(d)			(1,487	)(d)			171	(c)
		270	(e)			1,458	(e)			(2,006	)(d)
		145	(b)			191	(b)			177	(b)

Net income	$10,719	$3,895		$14,614	$9,093	$936		$10,029	$10,439	$1,834		$12,273

Diluted net income per share	$0.19			$0.25	$0.16			$0.17	$0.18			$0.21

Shares used in computing diluted net income per share	58,419			58,419	58,774			58,774	58,444			58,444

Net income used in computing diluted net income per share:
Net income	$10,719			$14,614	$9,093			$10,029	$10,439			$12,273
Amortization of convertible debt issuance costs	172			—	172			—	171			—

	$10,891			$14,614	$9,265			$10,029	$10,610			$12,273

Gross margin — advertising	65%	2%		67%	68%	0%		68%	65%	1%		66%

	Nine months ended				Nine months ended
	September 30, 2006				September 30, 2005
				Non-GAAP				Non-GAAP
	Actual	Adjustments		Results	Actual	Adjustments		Results

		1,268	(a)

Gross profit	$98,696	$1,268		$99,964	$96,253	$—		$96,253

		(5,977)	(a)
		(1,405)	(b)			(2,684)	(b)

Operating expenses	$74,018	$(7,382)		$66,636	$65,644	$(2,684)		$62,960

		7,245	(a)
		1,405	(b)			2,684	(b)

Income from operations	$24,678	$8,650		$33,328	$30,609	$2,684		$33,293

		7,245	(a)
		1,405	(b)			2,684	(b)
		514	(c)			514	(c)
		(1,660)	(d)			(1,487)	(d)
		270	(e)			2,740	(e)
		499	(b)			191	(b)

Net income	$28,194	$8,273		$36,467	$29,356	$4,642		$33,998

Diluted net income per share	$0.49			$0.62	$0.51			$0.58

Shares used in computing diluted net income per share	58,484			58,484	58,680			58,680

Net income used in computing diluted net income per share:
Net income	$28,194			$36,467	$29,356			$33,998
Amortization of convertible debt issuance costs	514			—	514			—

	$28,708			$36,467	$29,870			$33,998

Gross margin — advertising	64%	2%		66%	67%	0%		67%

(a) To adjust stock-based compensation charges
(b) To adjust amortization of intangible assets
(c) To adjust amortization of convertible debt issuance cost
(d) To adjust (gain) loss on the sale of business and investments, net
(e) To adjust loss on investments, net

SINA CORPORATION
UNAUDITED SEGMENT INFORMATION
(U.S. Dollar in thousands)

	Three months ended			Nine months ended
	September 30,		June 30,	September 30,
	2006	2005	2006	2006	2005

Net revenues
Advertising	$32,697	$22,968	$29,454	$84,332	$59,989
Mobile related	21,811	24,134	22,448	66,953	73,267
Others	1,551	2,522	1,776	5,164	8,346

	$56,059	$49,624	$53,678	$156,449	$141,602

Cost of revenues
Advertising	$11,333	$7,410	$10,317	$29,948	$19,845
Mobile related	8,313	8,279	8,925	26,638	24,323
Others	402	391	418	1,167	1,181

	$20,048	$16,080	$19,660	$57,753	$45,349

SINA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. Dollar in thousands)

	September 30,	December 31,
	2006	2005
Assets
Cash, cash equivalents and investments in marketable securities	$345,343	$300,689
Accounts receivable, net	42,064	33,940
Property and equipment, net	23,230	22,207
Long-term investments	1,616	3,977
Goodwill and intangible assets, net	90,949	92,354
Other assets	11,815	15,554

Total assets	$515,017	$468,721

Liabilities and Shareholders’ Equity
Liabilities	$49,416	$49,099
Convertible Debt	100,000	100,000
Shareholders’ equity	365,601	319,622

Total liabilities and shareholders’ equity	$515,017	$468,721